Exhibit 99.1

PharMerica Appoints David Froesel, Jr. as Interim Chief Financial Officer

Company Initiates Search for Permanent CFO

LOUISVILLE, Ky.—(BUSINESS WIRE)—Apr. 12, 2013— PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy, specialty infusion and hospital pharmacy management services, today announced that the Company has appointed David W. Froesel, Jr. as interim Chief Financial Officer, effective immediately. Mr. Froesel succeeds Michael J. Culotta, who by mutual agreement with the Company, is stepping down to pursue other interests.

A veteran of the health care industry, Mr. Froesel served for 14 years as Chief Financial Officer of Omnicare, Inc. At PharMerica, he will be responsible for the management of all finance related functions. The Company has engaged an executive search firm to assist it with its search for a permanent CFO.

Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “Dave is a world-class leader with a proven track record in our industry. His thorough understanding of our business, combined with his financial expertise and deep relationships with the investment community, make him ideally suited to oversee PharMerica’s financial functions.”

“I am excited to join PharMerica,” said David Froesel. “PharMerica is highly regarded for its customer-centric technologies and superior pharmacy services. The Company is well positioned to realize additional opportunities in the market and continue creating shareholder value. I look forward to being part of the PharMerica team on an interim basis and contributing to the Company’s continued success.”

Mr. Weishar added, “On behalf of the Board and management team of PharMerica, I want to thank Mike for his years of service to the Company. He played an important role in taking the Company public and developing a strong financial organization. We wish him the best in his future endeavors.”

PharMerica noted that Mr. Culotta’s decision to step down was not related to any disputes with the Company or any issues regarding the integrity of the Company’s financial statements or accounting policies and practices.

About David W. Froesel, Jr.

Mr. Froesel, age 61, was Senior Vice President and Chief Financial Officer of Omnicare, Inc., from 1996 to 2009. Prior to that, he was Vice President, Finance & Administration and Corporate Controller of subsidiaries of Mallinckrodt Group, Inc., a $2.5 billion healthcare and specialty chemical company. He received a B.S. in Accounting from the University of Missouri-St. Louis and an M.S. in Accounting from St. Louis University, and he is a Certified Public Accountant.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy, specialty infusion and hospital pharmacy management services company servicing healthcare facilities in the United States. PharMerica operates pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers. In addition, the Company provides specialty infusion pharmaceuticals to patients in a home setting. The Company also provides pharmacy management services to long-term care hospitals.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions, and include, among other matters, the Company’s potential to realize additional opportunities in the market and to create shareholder value and the Company’s plans with respect to its search for a permanent CFO. These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.